Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of
Calvert Tax Free Reserves:

We consent to the use of our reports dated February 20, 2009, with respect to the financial statements of the Vermont Municipal Portfolio, a series of Calvert Tax Free Reserves, as of December 31, 2008, incorporated herein by reference and to the references to our firm under the headings "Financial Statements" in the Registration Statement on Form N-14.

/s/KPMG LLP

Philadelphia, Pennsylvania
May 14, 2009